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                                   August 6, 1999



Archibald Candy Corporation
1137 West Jackson Boulevard
Chicago, Illinois  60607

     Re:  Registration Statement on Form S-4
          of Archibald Candy Corporation and the
          Guarantors (as defined below)

Ladies and Gentlemen:

     We have acted as special counsel to Archibald Candy Corporation, an Illinois corporation (the "COMPANY"), and certain of its subsidiaries (the "GUARANTORS") in connection with the preparation of the Registration Statement on Form S-4 (the "REGISTRATION STATEMENT") filed on behalf of the Company and the Guarantors with the Securities and Exchange Commission (the "COMMISSION") relating to the registration of $40,000,000 aggregate principal amount of the Company's 10-1/4% Series B Senior Secured Notes due 2004 (the "REGISTERED NOTES") and the guarantees (the "Guarantees") thereof by the Guarantors, which are to be offered in exchange for an equivalent principal amount of the Company's currently outstanding 10-1/4% Series A Senior Secured Notes due 2004 (the "UNREGISTERED NOTES") and the Guarantees thereof by the Guarantors, all as more fully described in the Registration Statement. The Registered Notes will be issued under the Company's Indenture dated as of July 2, 1997 between the Company and The Bank of New York, as trustee (the "TRUSTEE"), as amended by the First Supplemental Indenture dated as of December 7, 1998 among the Company, the Guarantors and the Trustee and the Second Supplemental Indenture dated as of June 8, 1999 among the Company, the Guarantors and the Trustee (the "INDENTURE").

     This opinion letter is delivered in accordance with the requirements of
Item 601 (b) (5) of Regulation S-K under the Securities Act of 1933, as amended (the "SECURITIES ACT").

     In connection with this opinion letter, we have examined and are familiar with originals or copies, certified or otherwise identified to our satisfaction, of (i) the Registration Statement, in the form filed with the Commission and as amended through the date hereof; (ii) the Articles of Incorporation of the Company, as currently in effect; (iii) the Certificate of Incorporation of each of the Guarantors, as currently in effect; (iv) the By-laws of the Company and each of the Guarantors, as currently in effect;
(v) the Indenture; (vi) the form of the Registered Notes; and (vii) resolutions

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August 6, 1999
Page 2


of the Boards of Directors of the Company and each of the Guarantors relating to, among other things, the issuance and exchange of the Registered Notes for the Unregistered Notes, the issuance of the Guarantees and the filing of the Registration Statement. We also have examined such other documents as we have deemed necessary or appropriate as a basis for the opinions set forth below.

     In our examination, we have assumed the legal capacity of all natural persons, the genuineness of all signatures, the authenticity of all documents submitted to us as originals, the conformity to original documents of all documents submitted to us as certified or photostatic copies, and the authenticity of the originals of such latter documents. As to certain facts material to this opinion, we have relied without independent verification upon oral or written statements and representations of officers and other representatives of the Company, the Guarantors and others.

     Based upon and subject to the foregoing, we are of the opinion that:

     1. The issuance and exchange of the Registered Notes for the Unregistered Notes and the issuance of the Guarantees have been duly authorized by requisite corporate action on the part of the Company and the Guarantors, respectively.

     2. When (i) the Registration Statement, as finally amended (including all necessary post-effective amendments), shall have become effective under the Securities Act, (ii) the Registered Notes are duly executed and authenticated in accordance with the provisions of the Indenture, and (iii) the Registered Notes shall have been issued and delivered in exchange for the Unregistered Notes pursuant to the terms set forth in the Prospectus, the Registered Notes and the Guarantees will be valid and binding obligations of the Company and the Guarantors, respectively, entitled to the benefits of the Indenture and enforceable against the Company and the Guarantors, respectively, in accordance with their terms, except to the extent that the enforceability thereof may be limited by (x) bankruptcy, insolvency, fraudulent conveyance, reorganization, moratorium or other similar laws now or hereafter in effect relating to creditors' rights generally and (y) general principles of equity (regardless of whether enforceability is considered in a proceeding at law or in equity).

     The foregoing opinions are limited to the laws of the United States, the States of Illinois and New York and the General Corporation Law of the State of Delaware. We express no opinion as to the application of the securities or blue sky laws of the various states to the issuance or exchange of the Registered Notes.

     We hereby consent to the reference to our firm under the headings "Legal Matters" and "Material United States Federal Income Tax Considerations" in the Prospectus and to the filing of this opinion letter with the Commission as an exhibit to the Registration Statement. In giving such consent, we do not concede that we are experts within the meaning of the Securities Act or the rules and regulations thereunder or that this consent is required by Section
7 of the Securities Act.


                                   Very truly yours,


                                   /s/ Winston & Strawn